UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 5, 2012, Kathleen Mason was relieved of her duties as the President and Chief Executive Officer of Tuesday Morning Corporation (the “Company”).

The Company’s Board of Directors is initiating a search for a new chief executive officer and anticipates naming a new chief executive officer in the next several months.

In connection with Ms. Mason’s departure, on June 5, 2012 Michael Marchetti, 55, the Company’s Executive Vice President and Chief Operating Officer, was promoted to President and Chief Operating Officer of the Company and named the Company’s interim CEO.

Until a new chief executive officer is named, the Board of Directors has designated Mr. Marchetti as the principal executive officer of the Company.  Biographical and other information about Mr. Marchetti required by Item 5.02(c) of Form 8-K is contained in the Company’s Definitive Proxy Statement for the Company’s 2011 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on September 28, 2011, and such information is incorporated by reference herein.

On May 31, 2012 Sheldon Stein resigned from the Board of Directors.

In conjunction with his promotion, Mr. Marchetti’s base compensation will be increased to $550,000 and he will be eligible to receive a retention bonus of $110,000 to be paid 20% on August 31, 2012 and 80% on August 31, 2013.

In connection with the management changes disclosed above, the Company announced that Melinda Page, the Company’s Senior Vice President-General Merchandise Manager, has been promoted to Executive Vice President and Chief Merchandise Officer of the Company, and Seth Marks, the Company’s Senior Vice President-Alternative Merchandise Sourcing and E-Commerce, has been promoted to Senior Vice President and Chief Marketing Officer of the Company.

In conjunction with her promotion, Ms. Page’s base compensation will be increased to $350,000 and she will be eligible to receive a retention bonus of $100,000 to be paid 20% on August 31, 2012 and 80% on August 31, 2013. In conjunction with his promotion, Mr. Mark’s base compensation will be increased to $350,000 and he will be eligible to receive a retention bonus of $100,000 to be paid 20% on August 31, 2012 and 80% on August 31, 2013. Stephanie Bowman, Executive Vice President and Chief Financial Officer, will be eligible to receive a retention bonus of $60,000 to be paid 20% on August 31, 2012 and 80% on August 31, 2013. Ross Manning, Senior Vice President Marketing, will be eligible to receive a retention bonus of $50,000 to be paid 20% on August 31, 2012 and 80% on August 31, 2013.

Item 8.01  Other Events

The Company also announced revised guidance for the fiscal year ending June 30, 2012.

A copy of the press release announcing the foregoing developments is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.     Press release dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tuesday Morning Corporation
(Registrant)

June 6, 2012	/s/ Stephanie Bowman
(Date)	Stephanie Bowman
Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated June 6, 2012